Exhibit 99.1

LabStyle Innovations Appoints Zvi Ben-David as New Chief Financial Officer

Brings 25 years of medical device finance and accounting expertise to LabStyle

Current CFO Gadi Levin to remain in transition as advisor and business development consultant

CAESAREA, Israel, Jan. 8, 2015 /PRNewswire/ —LabStyle Innovations Corp. (OTCQB:DRIO), developer of the Dario™ Diabetes Management Solution, announced today that Zvi Ben-David will be joining LabStyle as the company's new Chief Financial Officer, Treasurer and Secretary effective immediately.

LabStyle also announced that Gadi Levin, the company's current Chief Financial Officer who played an important role in the company's growing finance and operational functions, will remain in the role of advisor and business development consultant for at least the first half of 2015 as Mr. Ben-David transitions to his new role.

Mr. Ben-David joins LabStyle with 25 years of financial and accounting experience, particularly with public and private medical device public companies.  Among his previous roles, he served as corporate vice president and Chief Financial Officer of Given Imaging Ltd., a medical diagnostic company (formerly NASDAQ:GIVN), where he was a part of the founding team and also helped lead the company's growth from a start up to a $65 million annual revenue commercial enterprise as well as its successful initial and follow-on public offerings.  Following his tenure at Given, Mr. Ben-David served as Chief Financial Officer of Ultrashape Medical Ltd., where he led the company through two major rounds of funding totally $35 million to an initial public offering on the Tel Aviv Stock Exchange and ultimately its acquisition by Syneron Medical in 2012.   Recently, Ben-David has been an independent medical device entrepreneur and investor.

"We are very pleased to welcome Zvi as LabStyle's new chief financial officer," said LabStyle's Acting Chairman, President and Chief Executive Officer Erez Raphael.  "Zvi's extensive experience, strong reputation and rich background leading the finance, accounting and operational functions of public medical device companies is a perfect fit for LabStyle as we seek to establish recurring sales and expand our marketing efforts into new jurisdictions.  In short, Zvi has been successful in growing companies just like ours, and thus I am confident that with his leadership, we will continue to improve LabStyle's operating and financial efficiency and be in an improved position to grow our market presence and drive shareholder value."

Commenting on Mr. Levin's achievements and future with LabStyle, Mr. Raphael continued, "Our management and board of directors are very grateful for all that Gadi has done for LabStyle.  He played an essential role in advancing the company from the research and development phase, through to the targeted soft launch and initial revenue generation.  He was also instrumental in completing several financings for us, including the most recent $4.2 million financing, and we look forward to his continuing support of LabStyle in a consulting role as Zvi transitions into his new role."

Mr. Levin stated, "I congratulate Zvi on his appointment. His many years of relevant industry and capital markets experience will be pivotal as LabStyle moves from initial revenues to more substantial growth. It has been an honor and pleasure to play such a strategic role in all of LabStyle's achievements, and I look forward to dedicating my time now at LabStyle solely to my role as advisor and in the area of business development.  In addition to my consulting role at LabStyle, I am working actively to harness the experience from my tenure here, as well as other expertise gained over the years, to assist Israeli startups to reach their potential."

About LabStyle Innovations

LabStyle Innovations Corp. (OTCQB:DRIO) develops and commercializes patented technology providing consumers with laboratory-testing capabilities using smart mobile devices. LabStyle's flagship product is the Dario™ Diabetes Management Solution.  Dario™ received CE mark certification in September 2013 and began a world rollout in select countries in December 2013.  LabStyle filed a Premarket Notification Application, also known as a 510(k), with the US Food and Drug Administration (FDA) for the Dario™ smart meter (Dario™ Blood Glucose Monitoring System) in December 2013. LabStyle is pursuing patent applications in multiple areas covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using mobile devices and cloud-based services. For more information: www.myDario.com and http://myDario.investorroom.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of LabStyle Innovations Corp. (the "Company") related thereto contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the performance of the new Company executive described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Press

Brenda Zeitlin
LabStyle Innovations
1 800 896 9062
Brenda@mydario.com